EXHIBIT 99.1

June 25, 2007

Ascent Solar Reports Over 99% of Class A Public Warrants Exercised

Ascent Solar Technologies, Inc. (Nasdaq: ASTI; BSX: ASTI) today announced that its securities transfer agent, Computershare Trust Company, Inc., had reported to the company on June 22, 2007 that a total of 3,278,299 or 99.6% of the outstanding Class A public warrants had been presented for conversion into one share of the company’s common stock over the course of the warrant exercise period. The company anticipates a total receipt of approximately $ 21.6 million in proceeds from those warrant holders who elected to exercise their Class A pubic warrants.

On May 24, 2007 Ascent Solar announced its notice of redemption of all outstanding Class A public warrants. Each Class A public warrant was convertible into a single share of the company’s common stock for a price of $6.60. Any outstanding Class A public warrants that were not exercised by June 22, 2007 will now be redeemed by the company for a price of $ 0.25 each.

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of state-of-the-art, thin-film photovoltaic modules and is located in Littleton, Colorado. Please visit our website for additional information at www.ascentsolar.com.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission.

Contacts

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Jim Blackman, 713-256-0369 (Investor Relations)
jimblackman@prfinancialmarketing.com

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Media Contact:
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Kelly Brandner, 303-289-4303
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